Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.1a-11(c) or ss.240.1a-12


                              GULFWEST OIL COMPANY
                (Name of Registrant as Specified In Its Charter)


                              GULFWEST OIL COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     * Set forth amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount previously paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                              GULFWEST OIL COMPANY
                              16800 Dallas Parkway
                                    Suite 250
                               Dallas, Texas 75248



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS



                          To Be Held on March 24, 1998


     NOTICE IS HEREBY GIVEN that the Special Meeting of the Shareholders of GulfWest Oil Company (the "Company") will be held at the Company's offices at 16800 Dallas Parkway, Suite 250, Dallas, Texas, on Tuesday, March 24, 1998 at 6:00 P.M., local time, for the following purposes:



(1) To approve the offering, sale and issuance of shares of the Company's Common Stock through a private placement at a price to be determined whereby gross proceeds of at least $500,000 and up to $5.5 million are anticipated to be raised.

(2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The close of business on February 12, 1998 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting of Shareholders or any adjournments thereof. For a period of at least 10 days prior to the Special Meeting, a complete list of shareholders entitled to vote at the Special Meeting will be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816 or 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248.

     Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                      By Order of the Board of Directors



                                      Jim C. Bigham
                                      Secretary

Dallas, Texas
February 24, 1998

                              GULFWEST OIL COMPANY
                              16800 Dallas Parkway
                                    Suite 250
                               Dallas, Texas 75248

                                 PROXY STATEMENT

                                       For


                         SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held on March 24, 1998



     This Proxy Statement is being first mailed on February 24, 1998 to shareholders of GulfWest Oil Company (the "Company") by the Board of Directors (the "Board") to solicit proxies (the "Proxies") for use at the Special Meeting of Shareholders (the "Meeting") to be held at the Company's offices at 16800 Dallas Parkway, Suite 250, Dallas, Texas, at 6:00 P.M., local time, on Tuesday, March 24, 1998, or at such other time and place to which the Meeting may be adjourned.


     All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the approval of the offering, sale and issuance of shares (the "Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock") through a private placement at a price to be determined whereby gross proceeds of at least $500,000 and up to $5.5 million are anticipated to be raised, and (ii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

     Where a shareholder has specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to GulfWest Oil Company, 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248, Attention: Jim Bigham. If notice of revocation is not received by the Meeting date, a shareholder may nevertheless revoke a Proxy if he or she attends the Meeting and desires to vote in person.

                        RECORD DATE AND VOTING SECURITIES

     The record date for determining the shareholders entitled to vote at the Meeting is the close of business on Thursday, February 12, 1998 (the "Record Date"), at which time the Company had issued and outstanding 1,759,185 shares of Common Stock.

                                QUORUM AND VOTING

     In order to be validly approved by the shareholders, each proposal described herein must be approved by the affirmative vote of a majority of the shares represented and voting at the meeting at which a quorum is present. The presence at the Special Meeting, in person or by proxy, of the holders of a one-third of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Special Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 12, 1998, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding Common Stock, each director of the Company, certain named executive officers, and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

 Name and Address of                                Amount and Nature of
   Beneficial Owner                                 Beneficial Ownership                            Percent

John E. Loehr                                             512,413 (1)(2)                              23.0%
Marshall A. Smith III                                     321,337(2)(3)                               15.4%
Jim C. Bigham                                             157,750(2)(4)                                8.2%
A. Van Nguyen                                              25,000(2)(5)                                1.4%
Ned W. Fowler                                              44,833(2)(6)                                2.5%
Charles D. Ledford                                           0.00(2)                                    0
Henri M. Nevels                                            11,430(2)(7)                                 *
James L. Crowson                                             0.00(2)                                   0.00
Anthony P. Towell                                          52,548(2)(8)                                2.9%
J. Virgil Waggoner                                        520,000(9)                                  23.0%
All current directors and officers                      1,645,311(10)                                 50.0%
as a group (9 persons)
Senior Drilling Company                                   230,482(11)                                 12.0%
HS Energy Private Rig                                     216,667(12)                                 11.1%
Partnership 1981, Ltd.
Anaconda Opportunity Fund,                                257,777(13)(14)                             12.8%
L.P. c/o Anaconda Capital
American High Growth                                      128,888(13)(15)                              6.8%
Retirement Trust
Donald & Co. Securities, Inc.                             150,625(16)                                  8.1%
Carlin Equities Corporation                               161,111(13)(17)                              8.4%
Delaware Charter Guaranty                                  75,722(13)(18)                              4.1%
and Trust, FBO B. Leon Skinner
Madisonville Partnership, Ltd.                            200,000(19)                                 10.2%
Renier Nevels                                             530,000(20)                                 23.3%


                                        2

 Name and Address of                                Amount and Nature of
   Beneficial Owner                                 Beneficial Ownership                            Percent

NR Atticus, Ltd.                                          141,777(13)(21)                              7.5%
SPAGS N.V,                                                206,000(22)                                 10.5%
Internet Financial Relations                              100,500(23)                                  5.4%


*        Less than 1%

1 Includes 388,158 shares subject to presently exercisable warrants and options and 20,494 shares held directly, 30,000 shares subject to presently exercisable warrants, 46,511 shares issuable upon conversion of a debenture and 25,250 shares held by ST Advisory Corporation, and 2,000 shares held by the Joanna Drake Loehr Trust. Mr. Loehr is president and sole shareholder of ST Advisory Corporation.

2    Shareholder's  address is 16800 Dallas Parkway,  Suite 250,  Dallas,  Texas
     75248.

3 Includes 317,588 shares subject to presently exercisable warrants and options and 333 shares owned directly, 83 shares owned by Joyce Smith, the wife of Mr. Smith, and 3,333 shares owned by Marshall A. Smith IV and Mark Shelton, sons of Mr. Smith. Mr. Smith III disclaims beneficial ownership of the shares of and warrants owned by Senior Drilling Company, which is controlled by Mitchell D. Smith, the brother of Mr. Smith III.

4 Includes 147,800 shares subject to presently exercisable warrants and options, and 9,950 shares held directly.

5    Includes 25,000 shares subject to presently exercisable options.

6 Includes 20,200 shares subject to presently exercisable warrants and 24,633 shares held directly.

7 Includes 11,430 shares subject to presently exercisable warrants. Mr. Nevels disclaims beneficial ownership of the shares and warrants owned by his father, Renier Nevels.

8 Includes 9,293 shares issuable upon conversion of immediately convertible Preferred Stock, 15,000 shares subject to presently exercisable warrants and 23,255 shares issuable upon conversion of a debenture.

9    Includes   500,000  shares  subject  to  presently   exercisable   options.
     Shareholder's address is 1111 Bagby, Suite 2420, Houston, Texas 77702.

10 Includes 1,384,235 shares subject to presently exercisable options and 111,076 shares held directly or indirectly.

11 Includes 166,754 shares subject to presently exercisable warrants and 63,728 shares held directly. Senior Drilling Company is controlled by Mitchell D. Smith, the brother of the president of the Company. Shareholder's address is 8126 One Calais Avenue, Suite 2-C, Baton Rouge, Louisiana 70809.

12 Includes 200,000 shares subject to presently exercisable warrants and 16,667 shares held directly. The general partner of HS Energy Private Rig Partnership 1981, Ltd. is HS Energy, Inc. whose president is Ray Holifield. Shareholder's address is 6309 N. O'Connor Blvd., Bldg. II, Suite 210, Irving, Texas 75039.

13 The number of shares issuable upon conversion of Preferred Stock is based upon the closing price of the Common Stock as quoted on the Nasdaq Stock Market on February 10, 1998 of $2.25 per share.

14 Includes 177,777 shares issuable upon conversion of immediately convertible Preferred Stock and 80,000 shares subject to presently exercisable warrants. Shareholder's address is 730 Fifth Avenue, 15th Floor, New York, New York 10019.

15 Includes 88,888 shares issuable upon conversion of immediately convertible Preferred Stock and 40,000 shares subject to presently exercisable warrants. Shareholder's address is 725 Fifth Avenue, 24th Floor, New York, New York 10022.

16 Includes 105,000 shares subject to presently exercisable options and 45,625 shares held directly. Shareholder's address is 65 East 55th Avenue, 12th Floor, New York, New York 10022.

17 Includes 111,111 shares issuable upon conversion of immediately convertible Preferred Stock and 50,000 shares subject to presently exercisable warrants. Shareholder's address 250 Park Avenue, 12th Floor, New York, New York 10017.

18 Includes 52,222 shares issuable upon conversion of immediately convertible Preferred Stock and 23,500 shares subject to presently exercisable warrants. Shareholder's address is P. O. Box 8963, Wilmington, Delaware 19899-8963.

19   Includes  200,000  shares  subject  to  presently   exercisable   warrants.
     Shareholder's address is 3838 Oak Lawn Avenue, Suite 1220, Dallas, Texas 75219.

20 Includes 15,000 shares held directly, 200,000 shares issuable upon conversion of immediately convertible Preferred Stock at a price per share of Common Stock of $5.00, and 315,000 shares subject to presently exercisable warrants. Shareholder's address is P. O. Box 1, 3680 Maaseik, Belgium.

21 Includes 97,777 shares issuable upon conversion of immediately convertible Preferred Stock and 44,000 shares subject to presently exercisable warrants. Shareholder's address is c/o Atticus Capital, 153 East 53rd St., 43rd Floor, New York, New York 10022.

22   Includes  206,000  shares  subject  to  presently   exercisable   warrants.
     Shareholder's address is P. O. Box 744, Curacao, Netherlands, Antilles.

23 Includes 83,500 shares subject to presently exercisable warrants and 17,000 shares held directly. Shareholder's address is 575 South Anaheim Hills Rd., Anaheim, California 92807.


                                 PROPOSAL NO. 1

                  APPROVAL OF THE OFFERING SALE OF COMMON STOCK

     The shareholders are requested at the Special Meeting to approve the offering, sale and issuance of Shares of the Company's Common Stock through a private placement at a price to be determined whereby gross proceeds of at least $500,000 and up to $5.5 million are anticipated to be raised. The offering, which is subject to the shareholder approval requested herein, will be through a placement agent retained by the Company and is expected to be made on a continuous basis over a period of time to be determined but not to exceed 180 days. The Company anticipates that the offering will be exempt from the registration requirements of the Securities Act of 1933, as amended.


     The Company estimates that, upon consummation of the offering, the purchasers of the Shares would hold between approximately 12.4% (if the minimum of $500,000 of gross proceeds is raised) to 61% (if the maximum of $5.5 million of gross proceeds is raised) of the outstanding number of shares of the Company's Common Stock (assuming an offering price per share of $2.25, which was the closing price of the Common Stock on February 23, 1998 as reported on the Nasdaq Stock Market). The actual offering price per share will be negotiated between the Company and the placement agent and will represent the

Company's and the placement agent's good faith determination of the fair market value of the Shares at the time the Shares are offered. The offering price per share could be less than the price per share of the Common Stock as reported on the Nasdaq Stock Market during the offering. During the twelve months preceding the date hereof, the closing price of the Common Stock as reported on the Nasdaq Stock Market has ranged from a low of $1.875 per share to a high of $3.375 per share.

     The Company expects to use the proceeds from the offering for working capital and general corporate purposes. These general corporate purposes may include (i) approximately $2,750,000 for payment of the current balance of a revolving credit facility with a financial institution, bearing interest at the Prime Rate (8.5% as of the date hereof) and personally guaranteed by J. Virgil Waggoner, a director of the Company (this credit facility would continue to be available to the Company for acquisition, development and enhancement of oil and gas properties); (ii) approximately $1,000,000 for repayment of a drilling loan from J. Virgil Waggoner bearing interest at the Prime Rate; (iii) approximately $932,000 for payment of the final installment of seller financing (non-interest bearing) related to the purchase of oil producing properties in West Texas on December 1, 1996; and (iv) approximately $600,000 for placement agent fees and expenses of the offering. The use of proceeds is subject to change, however, based upon the number of Shares sold in the offering, the amount of net proceeds to the Company, competitive developments and the availability to the Company of other methods of financing.

     The Board of Directors may, in its sole discretion, choose to abandon the offering whether or not shareholder approval is obtained. There can be no assurance that the offering will be consummated.

     The Company anticipates that purchasers of the Shares sold in the offering will have one-time demand registration rights exercisable beginning six months after the consummation of the offering upon the request of a majority in interest of the purchasers of the Shares and expiring one year after the consummation of the offering. Thereafter, purchasers of the Shares will continue to have piggyback rights with respect to their Shares.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE OFFERING, SALE AND ISSUANCE OF THE SHARES.

Dissenters' Right of Appraisal

     Because the offering involves the issuance of shares of Common Stock by the Company for cash, there are no rights of appraisal or similar rights with respect to the proposed offering and sale of the Shares under the Texas Business Corporation Act.


                                 OTHER BUSINESS

     The Board knows of no matter other than those described herein that will be presented for consideration at the Special Meeting. However, should any other matters properly come before the Special Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                                  MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has not engaged a proxy solicitor. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.


     The Quarterly Report to shareholders of the Company on Form 10-Q, including financial statements for the three and nine-month periods ended September 30, 1997, accompanies this Proxy Statement and is incorporated herein.



                                           By Order of the Board


                                           /s/ Jim C. Bigham
                                           Jim C. Bigham
                                           Secretary

Dallas, Texas
February 24, 1998

                              GULFWEST OIL COMPANY




                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 24, 1998


     The undersigned hereby appoints Jim C. Bigham proxy of the undersigned, with power of substitution, to vote all shares of Common Stock of the Company held by the undersigned which are entitled to be voted at the Special Meeting of Shareholders to be held March 24, 1998, and any adjournment(s) thereof as effectively as the undersigned could do if personally present.


     (1) To approve the offering, sale and issuance of shares of the Company's Common Stock through a private placement at a price to be determined whereby gross proceeds of at least $500,000 and up to $5.5 million are anticipated to be raised.

         ____     For

         ____     Against

         ____     Abstain

     (2) In the discretion of the proxy holder, on any other matter that may properly come before the meeting or any adjournments thereof.

     The shares represented by this proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR MATTERS (1) and (2) above.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxy, or his substitutes, or any of them, may lawfully do by virtue hereof.

     Please sign below, date, and return promptly in the enclosed envelope.


Dated:                      , 1998



                                IMPORTANT: Please date this proxy and sign your name exactly as it appears to the left. When signing on behalf of a corporation, partnership,
                                estate, trust  or in  other   representative
                                capacity, please sign name and title. Where there is more than one owner, each owner must sign.